EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2019 First Quarter Results

Highlights

  Net income of $14.0 million, or $0.57 diluted earnings per share
  Book value per share increased 2.3% to $26.08
  Tangible book value per share increased 4.0% to $17.68
  Definitive agreement to acquire HomeStar Financial Group, Inc. announced on April 2, 2019

EFFINGHAM, Ill., April 25, 2019 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income of $14.0 million, or $0.57 diluted earnings per share, for the first quarter of 2019.  This compares to net income of $16.3 million, or $0.67 diluted earnings per share, for the fourth quarter of 2018, and net income of $1.8 million, or $0.08 diluted earnings per share, for the first quarter of 2018, which included $11.9 million in integration and acquisition expenses.

Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “Our first quarter performance reflects our focus on prudently managing our balance sheet to protect our net interest margin, growing our equipment financing business, and improving efficiencies through disciplined expense management.  We also continue to add value to our franchise through our acquisition strategy.  Our pending acquisition of HomeStar Financial Group, Inc. will enable us to add a community bank that shares our strong commitment to customer service and provides a leadership position in the Kankakee market.  HomeStar’s attractive deposit base will also provide liquidity to support our organic loan growth.  While being a relatively small transaction, we expect the acquisition of HomeStar to be highly accretive to earnings and create strong value for shareholders.”

Factors Affecting Comparability

The Company acquired Alpine Bancorporation, Inc. (“Alpine”) in February 2018. The financial position and results of operations of Alpine prior to its acquisition date are not included in the Company’s financial results.

Net Interest Income

Net interest income for the first quarter of 2019 was $45.6 million, a decrease of 6.0% from $48.5 million for the fourth quarter of 2018.  Excluding accretion income, net interest income decreased $1.2 million from the prior quarter.  Accretion income associated with purchased loan portfolios totaled $2.5 million for the first quarter of 2019, compared with $4.3 million for the fourth quarter of 2018.

Relative to the first quarter of 2018, net interest income increased $7.4 million, or 19.4%.  Accretion income for the first quarter of 2018 was $2.0 million.  The increase in net interest income resulted from a $12.9 million increase in interest income on interest-earning assets, offset in part by a $5.5 million increase in interest expense.  These increases were due to the impact of the acquisition of Alpine, as well as organic growth.

Net Interest Margin

Net interest margin for the first quarter of 2019 was 3.73%, compared to 3.85% for the fourth quarter of 2018.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios, which contributed 17 and 31 basis points to net interest margin in the first quarter of 2019 and fourth quarter of 2018, respectively.  Excluding the impact of accretion income, net interest margin increased two basis points from the fourth quarter of 2018, primarily due to the impact of higher average loan yields.

Relative to the first quarter of 2018, net interest margin increased from 3.69%.  Accretion income on purchased loan portfolios contributed 16 basis points to net interest margin in the first quarter of 2018.  Excluding the impact of accretion income, net interest margin increased three basis points from the first quarter of 2018, primarily due to the impact of higher average loan yields.

Noninterest Income

Noninterest income for the first quarter of 2019 was $17.1 million, a decrease of 19.3% from $21.2 million for the fourth quarter of 2018.  The decrease was attributable to declines in most major noninterest income items.

Relative to the first quarter of 2018, noninterest income increased 3.5% from $16.5 million.  The increase was attributable to growth in wealth management and community banking fees, partially due to the impact of the acquisition of Alpine.

Wealth management revenue for the first quarter of 2019 was $5.0 million, a decrease of 12.4% from $5.7 million in the fourth quarter of 2018, primarily due to lower estate fees and other one-time revenue items recorded in the prior quarter.  Compared to the first quarter of 2018, wealth management revenue increased 21.4%, which was primarily attributable to the addition of Alpine’s wealth management business.

Commercial FHA revenue for the first quarter of 2019 was $3.3 million, compared to $4.2 million in the fourth quarter of 2018.  Commercial FHA revenue in the fourth quarter of 2018 included a $1.4 million recapture of mortgage servicing rights impairment.  The Company originated $64.5 million in rate lock commitments during the first quarter of 2019, compared to $62.3 million in the prior quarter.  Compared to the first quarter of 2018, commercial FHA revenue declined 1.8%.

Other income for the first quarter of 2019 was $2.8 million, compared to $3.9 million in the fourth quarter of 2018.  The decrease was primarily attributable to a gain on proceeds from the Company’s bank-owned life insurance program recorded in the fourth quarter of 2018. Compared to the first quarter of 2018, other income decreased 21.7%.

Noninterest Expense

Noninterest expense for the first quarter of 2019 was $41.1 million, which included $0.2 million in integration and acquisition expenses, compared with $45.4 million for the fourth quarter of 2018, which included $0.6 million in integration and acquisition expenses.  The decrease was attributable to declines in most of the major noninterest expense items, as management has focused on controlling expenses.

Relative to the first quarter of 2018, noninterest expense decreased 17.0% from $49.5 million.  Excluding integration and acquisition expenses, noninterest expense increased 8.8% from $37.6 million.  The increase was primarily due to the addition of personnel and facilities from Alpine.

Loan Portfolio

Total loans outstanding were $4.09 billion at March 31, 2019, compared with $4.14 billion at December 31, 2018 and $4.03 billion at March 31, 2018.  The decrease in total loans from December 31, 2018 was primarily attributable to a decline in the commercial real estate portfolio, which was partially offset by organic growth in commercial loans and leases.  Equipment financing balances increased $57.5 million from December 31, 2018, which are booked within the commercial loans and leases portfolio, reflecting management’s efforts to grow the equipment financing business.  The increase in total loans from March 31, 2018 was primarily attributable to organic growth in commercial loans and leases and consumer loans.

Deposits

Total deposits were $4.04 billion at March 31, 2019, compared with $4.07 billion at December 31, 2018, and $4.23 billion at March 31, 2018.  The decrease in total deposits from December 31, 2018 was primarily related to outflows of commercial deposits and a decrease in public funds.

Asset Quality

Nonperforming loans totaled $49.3 million, or 1.20% of total loans, at March 31, 2019, compared with $42.9 million, or 1.04% of total loans, at December 31, 2018, and $26.5 million, or 0.66% of total loans, at March 31, 2018.  The increase in nonperforming loans from the end of the prior quarter was primarily attributable to the downgrade of one commercial real estate loan and one residential real estate loan during the first quarter of 2019.

Net charge-offs for the first quarter of 2019 were $1.1 million, or 0.10% of average loans on an annualized basis.

The Company recorded a provision for loan losses of $3.2 million for the first quarter of 2019.  The Company’s allowance for loan losses was 0.56% of total loans and 46.9% of nonperforming loans at March 31, 2019, compared with 0.51% of total loans and 48.7% of nonperforming loans at December 31, 2018.  Fair market value discounts recorded in connection with acquired loan portfolios represented 0.47% of total loans at March 31, 2019, compared with 0.53% of total loans at December 31, 2018.

Capital

At March 31, 2019, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	March 31, 2019	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	13.25%	10.00%
Tier 1 capital to risk-weighted assets	10.65%	8.00%
Tier 1 leverage ratio	8.92%	5.00%
Common equity Tier 1 capital	9.16%	6.50%
Tangible common equity to tangible assets (1)	7.74%	NA

(1)  A non-GAAP financial measure. Refer to page 14 for a reconciliation to the comparable GAAP financial measures.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, April 26, 2019 to discuss its financial results.  The call can be accessed via telephone at (877) 516-3531; conference ID: 2075024.  A recorded replay can be accessed through May 3, 2019 by dialing (855) 859-2056; conference ID: 2075024.

A slide presentation relating to the first quarter 2019 results will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2019, the Company had total assets of approximately $5.64 billion and its Wealth Management Group had assets under administration of approximately $3.10 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, multi-family and healthcare facility FHA financing is provided through Love Funding, Midland’s non-bank subsidiary. For additional information, visit https://www.midlandsb.com/ or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.  These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.”  The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability.  These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.  Not all companies use the same calculation of these measures; therefore, this presentation may not be comparable to other similarly titled measures as presented by other companies.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks relating to pending acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission.  Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Stephen A. Erickson, Chief Financial Officer, at serickson@midlandsb.com or (217) 540-1712
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2019	2018	2018	2018	2018
Earnings Summary
Net interest income	$45,601	$48,535	$45,081	$48,286	$38,185
Provision for loan losses	3,243	3,467	2,103	1,854	2,006
Noninterest income	17,075	21,170	18,272	15,847	16,502
Noninterest expense	41,097	45,375	50,317	46,452	49,499
Income before income taxes	18,336	20,863	10,933	15,827	3,182
Income taxes	4,354	4,527	2,436	3,045	1,376
Net income	13,982	16,336	8,497	12,782	1,806
Preferred stock dividends, net	34	34	35	36	36
Net income available to common shareholders	$13,948	$16,302	$8,462	$12,746	$1,770

Diluted earnings per common share	$0.57	$0.67	$0.35	$0.52	$0.08
Weighted average shares outstanding - diluted	24,204,661	24,200,346	24,325,743	24,268,111	21,351,511
Return on average assets	1.01%	1.14%	0.59%	0.91%	0.15%
Return on average shareholders' equity	9.23%	10.81%	5.68%	8.77%	1.47%
Return on average tangible common equity (1)	13.79%	16.40%	8.69%	13.48%	2.05%
Net interest margin	3.73%	3.85%	3.59%	3.91%	3.69%
Efficiency ratio (1)	64.73%	65.50%	63.02%	67.76%	68.39%

Adjusted Earnings Performance Summary
Adjusted earnings (1)	$14,098	$16,397	$15,632	$14,469	$10,265
Adjusted diluted earnings per common share (1)	$0.58	$0.67	$0.64	$0.59	$0.48
Adjusted return on average assets (1)	1.02%	1.14%	1.09%	1.03%	0.87%
Adjusted return on average shareholders' equity (1)	9.31%	10.85%	10.45%	9.93%	8.34%
Adjusted return on average tangible common equity (1)	13.90%	16.46%	16.02%	15.27%	11.86%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share data)	2019	2018	2018	2018	2018
Net interest income:
Total interest income	$59,432	$61,592	$56,987	$58,283	$46,505
Total interest expense	13,831	13,057	11,906	9,997	8,320
Net interest income	45,601	48,535	45,081	48,286	38,185
Provision for loan losses	3,243	3,467	2,103	1,854	2,006
Net interest income after provision for loan losses	42,358	45,068	42,978	46,432	36,179
Noninterest income:
Wealth management revenue	4,953	5,651	5,467	5,316	4,079
Commercial FHA revenue	3,270	4,194	3,130	326	3,330
Residential mortgage banking revenue	834	1,041	1,154	2,116	1,418
Service charges on deposit accounts	2,520	2,976	2,804	2,693	1,967
Interchange revenue	2,680	2,941	2,759	2,929	2,045
Gain (loss) on sales of investment securities, net	-	469	-	(70)	65
Other income	2,818	3,898	2,958	2,537	3,598
Total noninterest income	17,075	21,170	18,272	15,847	16,502
Noninterest expense:
Salaries and employee benefits	22,039	23,020	22,528	23,467	28,395
Occupancy and equipment	4,832	4,914	5,040	4,708	4,252
Data processing	4,891	5,660	10,817	5,106	4,479
Professional	2,073	2,752	3,087	3,185	3,758
Amortization of intangible assets	1,810	1,852	1,853	1,576	1,675
Loss on mortgage servicing rights held for sale	-	-	270	188	-
Other expense	5,452	7,177	6,722	8,222	6,940
Total noninterest expense	41,097	45,375	50,317	46,452	49,499
Income before income taxes	18,336	20,863	10,933	15,827	3,182
Income taxes	4,354	4,527	2,436	3,045	1,376
Net income	13,982	16,336	8,497	12,782	1,806
Preferred stock dividends, net	34	34	35	36	36
Net income available to common shareholders	$13,948	$16,302	$8,462	$12,746	$1,770

Basic earnings per common share	$0.58	$0.68	$0.35	$0.53	$0.08
Diluted earnings per common share	$0.57	$0.67	$0.35	$0.52	$0.08

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2019	2018	2018	2018	2018
Assets
Cash and cash equivalents	$276,480	$213,700	$242,433	$276,331	$331,183
Investment securities	656,152	660,785	685,753	708,001	738,172
Loans	4,092,106	4,137,551	4,156,282	4,095,811	4,029,150
Allowance for loan losses	(23,091)	(20,903)	(19,631)	(18,246)	(17,704)
Total loans, net	4,069,015	4,116,648	4,136,651	4,077,565	4,011,446
Loans held for sale, at fair value	16,851	30,401	35,246	41,449	25,267
Premises and equipment, net	94,514	94,840	95,062	94,783	95,332
Other real estate owned	2,020	3,483	3,684	3,911	5,059
Mortgage servicing rights, at lower of cost or fair value	52,957	53,447	51,626	52,381	56,427
Mortgage servicing rights held for sale	257	3,545	4,419	4,806	3,962
Intangible assets	35,566	37,376	39,228	41,081	46,473
Goodwill	164,673	164,673	164,044	164,044	155,674
Cash surrender value of life insurance policies	139,686	138,783	138,600	137,681	136,766
Other assets	133,609	119,992	127,866	128,567	117,611
Total assets	$5,641,780	$5,637,673	$5,724,612	$5,730,600	$5,723,372

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$941,344	$972,164	$991,311	$1,001,802	$1,037,710
Interest-bearing deposits	3,094,944	3,102,006	3,151,895	3,158,055	3,196,105
Total deposits	4,036,288	4,074,170	4,143,206	4,159,857	4,233,815
Short-term borrowings	115,832	124,235	145,450	114,536	130,693
FHLB advances and other borrowings	669,009	640,631	652,253	678,873	587,493
Subordinated debt	94,174	94,134	94,093	94,053	94,013
Trust preferred debentures	47,918	47,794	47,676	47,559	47,443
Other liabilities	54,391	48,184	47,788	43,187	44,530
Total liabilities	5,017,612	5,029,148	5,130,466	5,138,065	5,137,987
Total shareholders’ equity	624,168	608,525	594,146	592,535	585,385
Total liabilities and shareholders’ equity	$5,641,780	$5,637,673	$5,724,612	$5,730,600	$5,723,372

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2019	2018	2018	2018	2018
Loan Portfolio
Commercial loans and leases	$1,122,621	$1,074,935	$1,034,546	$991,164	$1,026,253
Commercial real estate loans	1,560,427	1,639,155	1,711,926	1,711,296	1,773,510
Construction and land development loans	239,376	232,229	239,480	247,889	234,837
Residential real estate loans	569,051	578,048	586,134	601,808	570,321
Consumer loans	600,631	613,184	584,196	543,654	424,229
Total loans	$4,092,106	$4,137,551	$4,156,282	$4,095,811	$4,029,150

Deposit Portfolio
Noninterest-bearing demand deposits	$941,344	$972,164	$991,311	$1,001,802	$1,037,710
Interest-bearing:
Checking accounts	968,844	1,002,275	1,047,914	1,024,506	993,253
Money market accounts	802,036	862,171	836,151	843,984	840,415
Savings accounts	457,176	442,132	445,640	460,560	466,887
Time deposits	685,700	633,787	633,654	638,215	672,034
Brokered deposits	181,188	161,641	188,536	190,790	223,516
Total deposits	$4,036,288	$4,074,170	$4,143,206	$4,159,857	$4,233,815

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Average Balance Sheets
Cash and cash equivalents	$152,078	$155,280	$154,526	$227,499	$138,275
Investment securities	654,764	676,483	700,018	731,017	548,168
Loans	4,128,893	4,139,831	4,106,367	3,982,958	3,477,917
Loans held for sale	30,793	51,981	48,715	31,220	40,841
Nonmarketable equity securities	44,279	42,708	42,770	38,872	34,890
Total interest-earning assets	5,010,807	5,066,283	5,052,396	5,011,566	4,240,091
Non-earning assets	618,996	624,378	639,323	639,864	536,750
Total assets	$5,629,803	$5,690,661	$5,691,719	$5,651,430	$4,776,841

Interest-bearing deposits	$3,093,979	$3,123,134	$3,172,422	$3,158,816	$2,675,339
Short-term borrowings	135,337	143,869	139,215	120,794	148,703
FHLB advances and other borrowings	673,250	645,642	608,153	573,107	489,567
Subordinated debt	94,156	94,115	94,075	94,035	93,993
Trust preferred debentures	47,848	47,737	47,601	47,488	47,373
Total interest-bearing liabilities	4,044,570	4,054,497	4,061,466	3,994,240	3,454,975
Noninterest-bearing deposits	919,185	989,954	989,142	1,025,308	782,164
Other noninterest-bearing liabilities	51,838	46,487	47,654	47,229	40,761
Shareholders' equity	614,210	599,723	593,457	584,653	498,941
Total liabilities and shareholders' equity	$5,629,803	$5,690,661	$5,691,719	$5,651,430	$4,776,841

Yields
Cash and cash equivalents	2.42%	2.24%	1.96%	1.79%	1.53%
Investment securities	3.07%	3.04%	3.01%	2.91%	2.87%
Loans	5.22%	5.28%	4.88%	5.21%	4.85%
Loans held for sale	3.94%	3.92%	4.17%	3.79%	4.25%
Nonmarketable equity securities	5.69%	5.20%	5.01%	4.97%	4.64%
Total interest-earning assets	4.85%	4.87%	4.52%	4.71%	4.49%
Interest-bearing deposits	0.97%	0.86%	0.77%	0.64%	0.62%
Short-term borrowings	0.71%	0.67%	0.61%	0.38%	0.34%
FHLB advances and other borrowings	2.32%	2.26%	2.09%	1.81%	1.55%
Subordinated debt	6.43%	6.43%	6.44%	6.44%	6.44%
Trust preferred debentures	7.38%	6.93%	6.81%	6.59%	5.94%
Total interest-bearing liabilities	1.39%	1.28%	1.16%	1.00%	0.98%
Net interest margin	3.73%	3.85%	3.59%	3.91%	3.69%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2019	2018	2018	2018	2018
Asset Quality
Loans 30-89 days past due	$23,999	$25,213	$22,678	$19,362	$20,138
Nonperforming loans	49,262	42,899	38,561	28,342	26,499
Nonperforming assets	51,282	45,899	41,638	31,542	29,938
Net charge-offs	1,055	2,195	718	1,312	733
Loans 30-89 days past due to total loans	0.59%	0.61%	0.55%	0.47%	0.50%
Nonperforming loans to total loans	1.20%	1.04%	0.93%	0.69%	0.66%
Nonperforming assets to total assets	0.91%	0.81%	0.73%	0.55%	0.52%
Allowance for loan losses to total loans	0.56%	0.51%	0.47%	0.45%	0.44%
Allowance for loan losses to nonperforming loans	46.87%	48.73%	50.91%	64.38%	66.81%
Net charge-offs to average loans	0.10%	0.21%	0.07%	0.13%	0.09%

Wealth Management
Trust assets under administration	$3,097,091	$2,945,084	$3,218,013	$3,188,909	$3,125,051

Market Data
Book value per share at period end	$26.08	$25.50	$24.96	$24.92	$24.67
Tangible book value per share at period end (1)	$17.68	$17.00	$16.38	$16.25	$16.11
Market price at period end	$24.06	$22.34	$32.10	$34.26	$31.56
Shares outstanding at period end	23,827,438	23,751,798	23,694,637	23,664,596	23,612,430

Capital
Total capital to risk-weighted assets	13.25%	12.79%	12.35%	12.27%	12.37%
Tier 1 capital to risk-weighted assets	10.65%	10.25%	9.85%	9.78%	9.84%
Tier 1 leverage ratio	8.92%	8.53%	8.24%	8.16%	9.55%
Tier 1 common capital to risk-weighted assets	9.16%	8.76%	8.37%	8.28%	8.30%
Tangible common equity to tangible assets (1)	7.74%	7.43%	7.03%	6.96%	6.89%

(1) Non-GAAP financial measures. Refer to pages 12 - 14 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Adjusted Earnings Reconciliation

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2019	2018	2018	2018	2018
Income before income taxes - GAAP	$18,336	$20,863	$10,933	$15,827	$3,182
Adjustments to noninterest income:
Gain (loss) on sales of investment securities, net	-	469	-	(70)	65
Other	-	(1)	(12)	(48)	150
Total adjustments to noninterest income	-	468	(12)	(118)	215
Adjustments to noninterest expense:
Loss on mortgage servicing rights held for sale	-	-	270	188	-
Integration and acquisition expenses	160	553	9,559	2,019	11,884
Total adjustments to noninterest expense	160	553	9,829	2,207	11,884
Adjusted earnings pre tax	18,496	20,948	20,774	18,152	14,851
Adjusted earnings tax	4,398	4,551	5,142	3,683	4,586
Adjusted earnings - non-GAAP	14,098	16,397	15,632	14,469	10,265
Preferred stock dividends, net	34	34	35	36	36
Adjusted earnings available to common shareholders - non-GAAP	$14,064	$16,363	$15,597	$14,433	$10,229
Adjusted diluted earnings per common share	$0.58	$0.67	$0.64	$0.59	$0.48
Adjusted return on average assets	1.02%	1.14%	1.09%	1.03%	0.87%
Adjusted return on average shareholders' equity	9.31%	10.85%	10.45%	9.93%	8.34%
Adjusted return on average tangible common equity	13.90%	16.46%	16.02%	15.27%	11.86%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Efficiency Ratio Reconciliation
	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Noninterest expense - GAAP	$41,097	$45,375	$50,317	$46,452	$49,499
Loss on mortgage servicing rights held for sale	-	-	(270)	(188)	-
Integration and acquisition expenses	(160)	(553)	(9,559)	(2,019)	(11,884)
Adjusted noninterest expense	$40,937	$44,822	$40,488	$44,245	$37,615

Net interest income - GAAP	$45,601	$48,535	$45,081	$48,286	$38,185
Effect of tax-exempt income	543	574	585	541	394
Adjusted net interest income	46,144	49,109	45,666	48,827	38,579

Noninterest income - GAAP	$17,075	$21,170	$18,272	$15,847	$16,502
Mortgage servicing rights impairment (recapture)	25	(1,380)	297	500	133
(Gain) loss on sales of investment securities, net	-	(469)	-	70	(65)
Other	-	1	12	48	(150)
Adjusted noninterest income	17,100	19,322	18,581	16,465	16,420

Adjusted total revenue	$63,244	$68,431	$64,247	$65,292	$54,999

Efficiency ratio	64.73%	65.50%	63.02%	67.76%	68.39%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2019	2018	2018	2018	2018
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$624,168	$608,525	$594,146	$592,535	$585,385
Adjustments:
Preferred stock	(2,733)	(2,781)	(2,829)	(2,876)	(2,923)
Goodwill	(164,673)	(164,673)	(164,044)	(164,044)	(155,674)
Other intangibles	(35,566)	(37,376)	(39,228)	(41,081)	(46,473)
Tangible common equity	$421,196	$403,695	$388,045	$384,534	$380,315

Total Assets to Tangible Assets:
Total assets—GAAP	$5,641,780	$5,637,673	$5,724,612	$5,730,600	$5,723,372
Adjustments:
Goodwill	(164,673)	(164,673)	(164,044)	(164,044)	(155,674)
Other intangibles	(35,566)	(37,376)	(39,228)	(41,081)	(46,473)
Tangible assets	$5,441,541	$5,435,624	$5,521,340	$5,525,475	$5,521,225

Common Shares Outstanding	23,827,438	23,751,798	23,694,637	23,664,596	23,612,430

Tangible Common Equity to Tangible Assets	7.74%	7.43%	7.03%	6.96%	6.89%
Tangible Book Value Per Share	$17.68	$17.00	$16.38	$16.25	$16.11

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Net income available to common shareholders	$13,948	$16,302	$8,462	$12,746	$1,770

Average total shareholders' equity—GAAP	$614,210	$599,723	$593,457	$584,653	$498,941
Adjustments:
Preferred stock	(2,759)	(2,812)	(2,859)	(2,905)	(2,952)
Goodwill	(164,673)	(164,051)	(164,044)	(158,461)	(118,996)
Other intangibles	(36,438)	(38,394)	(40,228)	(44,098)	(27,156)
Average tangible common equity	$410,340	$394,466	$386,326	$379,189	$349,837
ROATCE	13.79%	16.40%	8.69%	13.48%	2.05%